                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)

                                                                               Year Ended September 30,
                                                   -----------------------------------------------------------------------------
                                                       2002            2001             2000            1999             1998
                                                   -----------     ------------     ------------    -----------     ------------
EARNINGS:
Earnings before income taxes                       $   73,665       $   79,568      $    82,882     $   63,139       $   57,007
Interest expense                                       16,365           18,724           18,135         17,317           17,383
Amortization of debt discount and expense                 287              264              218            215              200
Interest component of rental expense                    1,563            1,541            1,318          1,539            1,624
                                                   ----------       ----------      -----------     ----------       ----------
                                                   $   91,880       $  100,097      $   102,553     $   82,210       $   76,214
                                                   ==========       ==========      ===========     ==========       ==========

FIXED CHARGES:
Interest expense                                   $   16,365       $   18,724      $    18,135     $   17,317       $   17,383
Amortization of debt discount and expense                 287              264              218            215              200
Allowance for funds used during
      construction (capitalized interest)                  19               12               17             36               39
Interest component of rental expense                    1,563            1,541            1,318          1,539            1,624
                                                   ----------       ----------      -----------     ----------       ----------
                                                   $   18,234       $   20,541      $    19,688       $ 19,107       $   19,246
                                                   ==========       ==========      ===========     ==========       ==========

Ratio of earnings to fixed charges                       5.04             4.87             5.21           4.30             3.96
                                                   ==========       ==========      ===========     ==========       ==========